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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
aQuantive, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 333-31350 and 333-73886) on Forms S-8 and the Registration Statement (No. 333-132172) on Form S-3 of aQuantive, Inc. of our reports dated February 26, 2007, with respect to the consolidated balance sheets of aQuantive, Inc. and subsidiaries as of December 31, 2006 and 2005, the related consolidated statements of operations and comprehensive income, shareholders' equity, cash flows for each of the years in the three-year period ended December 31, 2006, and related financial statement schedule II, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of aQuantive, Inc.

Our report on the consolidated financial statements referred to above refers to the adoption of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment," effective January 1, 2006.


/s/ KPMG LLP


Seattle, Washington
February 26, 2007